EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-66790 and 33-66844 of Gibraltar Packaging Group, Inc. on Form S-8 of our report dated August 10, 2000 appearing in this Annual Report on Form 10-K of Gibraltar Packaging Group, Inc. for the year ended July 1, 2000.




Omaha, Nebraska
September 25, 2000